SCHEDULE 14A

(RULE 14A-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the registrant  [ X ]
Filed by a party other than the registrant [    ]

Check the appropriate box:
[     ]    Preliminary proxy statement.
[     ]    Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
[ X ]    Definitive proxy statement.
[     ]    Definitive additional materials.
[     ]    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

UNICO AMERICAN CORPORATION
____________________________________________________________
(Name of Registrant as Specified in Its Charter)

____________________________________________________________
Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]   No fee required.
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:
__________________________________________________________________________________________________________________________________________
(2)  Aggregate number of securities to which transaction applies:
__________________________________________________________________________________________________________________________________________
(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
___________________________________________________________________________________________________________________________________________(4)  Proposed maximum aggregate value of transaction:
___________________________________________________________________________________________________________________________________________
(5)  Total fee paid:
___________________________________________________________________________________________________________________________________________
[  ]  Fee paid previously with preliminary materials.
__________________________________________________________________________________________________________________________________________
[  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:
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(2)  Form, Schedule or Registration Statement No.:
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(3)  Filing Party:
__________________________________________________________________________________________________________________________________________
(4)  Date Filed:
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UNICO AMERICAN CORPORATION
23251 Mulholland Drive
Woodland Hills, California 91364-2732
_____________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Thursday, May 22, 2008

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Unico American Corporation (the "Company") to be held at the Hilton Garden Inn, 24150 Park Sorrento, Calabasas, California 91302, at 2:00 p.m. local time, to consider and act upon the following matters:

1.	The election of nine (9) directors to hold office until the next annual meeting of shareholders and until their successors are elected and qualified; and

2.	The transaction of such other business as may properly be brought before the meeting.

The Board of Directors has fixed the close of business on April 11, 2008, as the record date for the determination of shareholders who will be entitled to notice of and to vote at the meeting.  The voting rights of the shareholders are described in the Proxy Statement.

IT IS IMPORTANT THAT ALL SHAREHOLDERS BE REPRESENTED AT THE ANNUAL MEETING.  SHAREHOLDERS WHO DO NOT PLAN TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO VOTE, DATE, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID AND ADDRESSED RETURN ENVELOPE.  PROXIES ARE REVOCABLE AT ANY TIME, AND SHAREHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

By Order of the Board of Directors,

                                                                                                 \s\  Erwin Cheldin
                                                                                                Erwin Cheldin
Chairman of the Board, President, and Chief Executive Officer

Woodland Hills, California
April 21, 2008

UNICO AMERICAN CORPORATION
_____________________

PROXY STATEMENT
______________________

ANNUAL MEETING OF SHAREHOLDERS

May 22, 2008

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Unico American Corporation, a Nevada corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the Hilton Garden Inn, 24150 Park Sorrento, Calabasas, California 91302, on May 22, 2008, at 2:00 p.m. local time.  Accompanying this Proxy Statement is a proxy card, which you may use to indicate your vote as to each of the proposals described in this Proxy Statement.

All proxies that are properly completed, signed, and returned to the Company prior to the Annual Meeting and which have not been revoked, will be voted.  A shareholder may revoke his or her proxy at any time before it is voted either by filing with the Secretary of the Company at its principal executive offices a written notice of revocation or a duly executed proxy bearing a later date, or by appearing in person at the Annual Meeting and expressing a desire to vote his or her shares in person.

The close of business on April 11, 2008, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.  As of the record date, the Company had outstanding 5,625,308 shares of common stock, the only outstanding voting security of the Company.  For each share held on the record date, a shareholder is entitled to one vote on all matters to be considered at the Annual Meeting.  The Company's Articles of Incorporation do not provide for cumulative voting.  Directors are elected by a plurality of the votes cast and abstentions and broker non-votes are counted for the purposes of determining the existence of a quorum at the meeting but not for purposes of determining the results of the vote.

The Company will bear the cost of the Annual Meeting and the cost of soliciting proxies, including the cost of preparing, assembling and mailing the proxy material.  In addition to solicitation by mail, officers and other employees of the Company may solicit proxies by telephone, facsimile, or personal contact without additional compensation.

The Company's principal executive offices are located at 23251 Mulholland Drive, Woodland Hills, California 91364-2732.  The approximate mailing date of this Proxy Statement and the Company's proxy card is April 21, 2008.

ELECTION OF DIRECTORS

The Company's By-Laws provide for a range of three to eleven directors and allow the Board of Directors to set the exact number of authorized directors within that range.  Effective with the Annual Meeting of Shareholders scheduled for May 22, 2008, the Board of Directors increased the authorized number of directors established by the Board of Directors from seven (7) to nine (9) and authorized the nomination of Terry L. Kinigstein and Jon P. Kocourek to fill the vacancies created by the increase in the authorized number of Directors.  Directors are elected at each Annual Meeting of Shareholders to serve thereafter until their successors have been duly elected and qualified.  Except for Messrs. Kinigstein and Kocourek, each nominee is currently a director having served in that capacity since the date indicated in the following table.  All nominees have advised the Company that they are able and willing to serve as directors.  If any nominee refuses or is unable to serve (an event which is not anticipated), the persons named in the accompanying proxy card will vote for another person nominated by the Board of Directors.  Unless otherwise directed in the accompanying proxy card, the persons named therein will vote FOR the election of the nine nominees listed in the following table.

The following table provides certain information as of April 11, 2008, for each person nominated for election as a director, which includes all executive officers of the Company:

Name	Age	Present Position with Company or Principal Occupation and Prior History	First Elected Director
Erwin Cheldin	76	President and Chief Executive Officer since 1969. Chairman of the Board since 1987.	1969
Cary L. Cheldin	51	Executive Vice President since 1991. Vice President 1986 to 1991 and Secretary 1987 to 1991.	1983
Lester A. Aaron, CPA	62	Treasurer and Chief Financial Officer since 1985. Secretary 1991 to 1992.	1985
Terry L. Kinigstein	62	Nominated to serve on the Board of Directors. General Counsel since 2002. Vice President and Secretary since 2008. Mr. Kinigstein has 30 years of experience as an attorney in private practice performing transactional work and litigation prior to joining the Company.	-
George C. Gilpatrick	63	Retired from the Company in April 2008. Formerly Vice President, Management Information Systems since 1981 and Secretary since 1982.	1985
David A. Lewis, CPCU	86	Retired insurance executive with over 40 years’ insurance experience. The last 27 years were with the Transamerica Group of insurance companies.	1989
Warren D. Orloff	73	Retired actuary with over 40 years’ experience specializing in retirement plans. From 1990 until retiring in 1997, he was an independent actuarial consultant for pension administration firms. He is a Fellow of Society of Actuaries, Fellow of Conference of Consulting Actuaries, and member of Academy of Actuaries.	2001
Donald B. Urfrig	66	Consulting engineer in the areas of project management and integrated product development since 1996. In addition, he is also a private investor and owner of commercial and agricultural businesses for the past 35 years. From 1963 to 1996 he worked in the aerospace industry in both technical and management positions.	2001
Jon P. Kocourek	53	Nominated to serve on the Board of Directors. Simi-retired insurance executive with over 28 years experience in the reinsurance business. The last 7 years were with Willis Re, Inc., reinsurance brokers. Currently works part-time as a consultant in the insurance/reinsurance industry.	-
Messrs. Erwin Cheldin, Cary L. Cheldin, Aaron and Gilpatrick constituted all of the executive officers of the Company during 2007.  Mr. Gilpatrick ceased being an executive officer of the Company upon his retirement in April 2008.  Except for Cary L. Cheldin, who is the son of Erwin Cheldin, none of the executive officers or directors of the Company are related to any other officer or director of the Company.  The executive officers of the Company are elected by the Board of Directors.  Messrs. Cary L. Cheldin and Lester A. Aaron each serves in his present office pursuant to an employment agreement with the Company.  The employment agreement of Cary L. Cheldin terminates December 31, 2012, and the employment agreement of Mr. Aaron expires December 31, 2010.  Erwin Cheldin serves as President, Chairman of the Board of Directors, and Chief Executive Officer of the Company at the pleasure of the Board of Directors

Messrs. Erwin Cheldin, Cary L. Cheldin, Lester A. Aaron, and George C. Gilpatrick who hold approximately 50.001% of the voting power of the Company have agreed to vote the shares of common stock held by each of them so as to elect each of them to the Board of Directors and to vote on all other matters as they may agree.  As a result of this Agreement, the Company is a “Controlled Company” as defined in the NASDAQ Stock Market (“NASDAQ”) Marketplace Rule 4350(c)(5).  A Controlled Company is exempt from the requirements of NASDAQ Marketplace Rule 4350(c) requiring that (i) the Company have a majority of independent directors on the Board of Directors, (ii) the Compensation Committee be composed solely of independent directors, (iii) the compensation of the executive officers be determined by a majority of the independent directors or a compensation committee comprised solely of independent directors and (iv) director nominees be elected or recommended either by a majority of the independent directors or a nominating committee comprised solely of independent directors.  The Board of Directors determined that Mr. Kocourek will be, upon election, and Messers. Lewis, Orloff, and Urfrig are independent directors as defined by NASDAQ listing standards.  In reaching the conclusion that Mr. Kocourek will be an independent director, the Board of Directors considered the fact that he is rendering consulting services in the insurance/reinsurance industry including consulting to Willis Re, Inc., a reinsurance broker to the Company.

During the year ended December 31, 2007, the Company's Board of Directors held one meeting.  Non-employee directors met without any management directors or employees present four times during the year ended December 31, 2007.  Non-employee directors receive $2,000 each quarter as compensation for the committee meetings they attend and $1,000 for each board meeting they attend.  All incumbent directors attended 100% of the combined total meetings of the Board of Directors and the committees on which they served.

Director Compensation

The compensation of the Company’s non-employee directors for the last completed fiscal year is as follows:

Name	Fees Earned or Paid in Cash $	Total $

David A. Lewis, CPCU	9,000	9,000
Warren D. Orloff	9,000	9,000
Donald B. Urfrig	9,000	9,000

Committees of the Board of Directors

The Board of Directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 presently consisting of David A. Lewis, Warren D. Orloff, and Donald B. Urfrig.  The Audit Committee of the Board of Directors oversees the accounting and financial reporting processes of the Company and the audits of its financial statements.  The Audit Committee, which has a written charter, met four times during the year ended December 31, 2007, and held one meeting subsequent to the year ended December 31, 2007, to discuss accounting and financial statement matters related to the year ended December 31, 2007.  Messrs. Lewis, Orloff, and Urfrig are independent in compliance with the independent standards applicable to audit committee members contained in the NASDAQ listing standards.  The Board of Directors has determined that the Company does not have an “Audit Committee Financial Expert” as defined by the SEC serving on the Audit Committee.  The Board of Directors believes that the members of the Audit Committee are able to read and understand financial statements of the Company, are familiar with the Company and its business, and are capable of fulfilling the duties and responsibilities of an Audit Committee without the necessity of having an “Audit Committee Financial Expert” as a member.

The Board of Directors has also established a Compensation Committee presently consisting of Messrs. Cary L. Cheldin, Aaron, and Orloff.  Messrs. Cary L. Cheldin and Aaron are executive officers of the Company and Cary L. Cheldin is the son of Erwin Cheldin, chief executive officer of the Company.  This Committee considers and recommends to the Board of Directors compensation for executive officers.  The Compensation Committee held one meeting during the year ended December 31, 2007.  The Compensation Committee does not have a charter.

The Company does not have a Nominating Committee of the Board of Directors.  The Board of Directors will, as of the Annual Meeting of Shareholders, consist of nine members.  Since four directors, of which three are presently executive officers, control approximately 50% of the voting power of the outstanding common stock of the Company, the Board of Directors believes that it is appropriate not to have a Nominating Committee.  If there were a new nominee for Director to be considered, it is expected that all of the directors would participate in the process.  Executive officers of the Company recommended to the Board of Directors that Terry L. Kinigstein and Jon P. Kocourek be nominated to be elected directors to fill the vacancies to be created by the increase in the number of directors from seven to nine effective with the Annual Meeting of Shareholders scheduled for May 22, 2008.  The Board of Directors does not have a formal policy with regard to the consideration of any director candidates recommended by shareholders.  The Board of Directors, however, would consider qualified nominees recommended by shareholders.  Shareholders who wish to recommend a qualified nominee should submit complete information as to the identity and qualifications of the person recommended to the Secretary of the Company at 23251 Mulholland Drive, Woodland Hills, California 91364-2732.  Absent special circumstances, the Board of Directors will continue to nominate qualified incumbent directors whom the Board of Directors believes will continue to make important contributions to the Board of Directors.  The Board generally requires that nominees be persons of sound ethical character, be able to represent all shareholders fairly, have no material conflicts of interest, have demonstrated professional achievement, have meaningful experience, and have a general appreciation of the major business issues facing the Company.  The Board of Directors does not have a formal process for identifying and evaluating nominees for director.

Communications with the Board of Directors

The Company provides a process for shareholders to send communications to the Board of Directors or any of the directors.  Shareholders may send written communications to the Board of Directors or any director, c/o Secretary, Unico American Corporation, 23251 Mulholland Drive, Woodland Hills, California 91364.  All communications will be compiled by the Secretary of the Company and submitted to the members of the Board of Directors or to the individual director to whom it was addressed on a periodic basis.  The Company does not have a policy with regard to directors’ attendance at the Annual Meeting of Shareholders.  Three of the directors attended the 2007 Annual Meeting of Shareholders.

Code of Ethics

The Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  A copy of the Code of Ethics may be obtained, without charge, upon written request to the Secretary, Unico American Corporation, 23251 Mulholland Drive, Woodland Hills, California 91364.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 11, 2008, the names and holdings of all persons who are known by the Company to own beneficially more than 5% of its outstanding common stock, its only class of outstanding voting securities, and the beneficial ownership of such securities held by each director, nominee for director, and all Executive Officers and nominees for director as a group.  Unless otherwise indicated, the Company believes that each of the persons and entities set forth below has the sole power to vote and dispose of the shares listed opposite his or its name as beneficially owned by him or it.
Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent Of Class

Certain Beneficial Owners
Erwin Cheldin (1) 23251 Mulholland Drive, Woodland Hills, CA 91364	2,352,545	41.8%

Schwartz Investment Counsel, Inc., and Schwartz Investment Trust, on behalf of its series Funds, Schwartz Value Fund, and Ave Maria Catholic Values Fund (2) 3707 W. Maple Rd., Suite 100, Bloomfield Hills, MI 48301	527,245	9.4%

Dimensional Fund Advisors, Inc. (3) 1299 Ocean Avenue, Santa Monica, CA 90401	506,077	9.0%

FMR Corp. (4) 82 Devonshire Street, Boston, MA 02109	309,000	5.5%

Executive Officers, Directors, and Nominees for Director
Erwin Cheldin (1)	2,352,545	41.8%
Cary L. Cheldin (1)	204,860	3.6%
Lester A. Aaron (1)	150,567	2.7%
George C. Gilpatrick (1)	104,717	1.9%
David A. Lewis	3,000	0.1%
Warren D. Orloff	0	0.0%
Donald B. Urfrig	25,000	0.4%
Terry L. Kinigstein	0	0.0%
Jon P. Kocourek	0	0.0%

All executive officers and director nominees as a group (9 persons)	2,840,689	50.5%

(1)
Messrs. Erwin Cheldin, Cary L. Cheldin, Lester A. Aaron, and George C. Gilpatrick have agreed to vote all of the shares of common stock owned by them aggregating 2,812,689 shares or approximately 50.001% of the outstanding common stock so as to elect each of them to the Board of Directors and to vote on all other matters as they may agree.  The agreement terminates upon the earlier of such time as the group owns less than 50% of the outstanding shares of the common stock of the Company or April 15, 2019.  Because of his stock holdings, Erwin Cheldin may be deemed a “parent” (as defined in the Securities Exchange Act of 1934) of the Company.

(2)	Per Schedule 13G dated February 11, 2008.
(3)	Per Schedule 13G dated February 6, 2008.
(4)
Per Schedule 13G dated February 14, 2000.  Of the 309,000 shares beneficially owned, FMR Corp. does not have sole or shared voting power over the shares and has sole power to dispose or to direct the disposition of 309,000 shares.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Executive Compensation

Summary Compensation Table

The following table sets forth information for year ended December 31, 2007, and December 31, 2006, as to executive compensation paid to the principal executive officer and the Company’s two most highly compensated officers other than the principal executive officer who were serving as executive officers as of the end of the last completed fiscal year.

Name and Principal Position	Year	Salary	Bonus	All Other Compensation (1)	Total
		($)	($)	($)	($)

Erwin Cheldin	2007	309,000	27,000	63,036	399,036
President, Chief Executive Officer, and Chairman of the Board	2006	309,000	30,000	62,919	401,919

Cary L. Cheldin	2007	308,777	54,000	63,036	425,813
Executive Vice President	2006	297,400	300,000	59,165	656,565

Lester A. Aaron	2007	207,346	49,500	57,391	314,237
Treasurer and Chief Financial Officer	2006	204,820	114,000	53,798	372,618

(1)	See All Other Compensation table below.

All Other Compensation

The table below summarizes All Other Compensation paid or earned by the named executive officers for the years ended December 31, 2007, and December 31, 2006

Name	Year	Perquisites and Other Personal Benefits (1)	Contributions to Retirement Plans (2)	Total
		$	$	$

Erwin Cheldin	2007	17,036	46,000	63,036
	2006	18,919	44,000	62,919

Cary L. Cheldin	2007	17,036	46,000	63,036
	2006	15,165	44,000	59,165

Lester A. Aaron	2007	11,391	46,000	57,391
	2006	9,798	44,000	53,798

(1)
Represents payments for health insurance for Erwin Cheldin in 2007 and health insurance of $15,165 and club dues of $3,754 in 2006.  Represents payments for health insurance for Cary L. Cheldin, and Lester A. Aaron.

(2)
Represents amounts contributed or accrued to the person’s account under the Company’s Profit Sharing Plan and the Company’s Money Purchase Plan, all of which are vested.    During the year 2007, the amount contributed to each executive officer’s account under the Profit Sharing Plan and Money Purchase Plan was $33,750 and $12,250, respectively.  During the year 2006, the amount contributed to each executive officer’s account under the Profit Sharing Plan and Money Purchase Plan was $31,500 and $12,500, respectively.  The Company’s Profit Sharing Plan and Money Purchase Plan both have a March 31 fiscal year end (see “Retirement Plans”).

Employment Agreements

The Company has employment agreements with Cary L. Cheldin and Lester A. Aaron.

Cary L. Cheldin - The Company entered into an employment agreement with Cary L. Cheldin that became effective on May 15, 2006.  That agreement had a term of five years.  On March 17, 2008, the Company entered into a new employment agreement with Cary L. Cheldin that became effective on December 15, 2007. The new agreement supersedes the prior employment agreement.  The agreement is for a term beginning December 15, 2007, and ending December 31, 2012.  This agreement is terminable by the Company or Mr. Cheldin at any time upon written notice.  Mr. Cheldin’s agreement provides for, among other things:

•	An annual base salary of no less than $297,400. The annual base salary is subject to increase from time to time at the discretion of the Board of Directors.
•
An annual bonus provided that the Company’s consolidated net income (prior to deductions for income taxes and current bonuses paid to all executive officers of Company, including Mr. Cheldin, but after deducting discretionary bonuses paid to all employees) for the most recent four fiscal quarters ending prior to such payment date is equal to or greater than $4 million.  The amount of the bonus is determined by the Board of Directors, in its discretion, but it is not to be less than $54,000, less any amounts paid as a discretionary bonus since the immediately preceding January.  The agreement does not prevent the Board of Directors from electing, in its discretion, to grant a discretionary bonus in the event the net income goal of $4 million is not met.

•
Mr. Cheldin is entitled to employment benefits, including holidays, personal leave, sick leave, vacation, health insurance, disability insurance, life insurance, and pension plans as provided by the Company’s policies in effect from time to time.  The disability insurance is required to be in an amount sufficient to provide compensation to Mr. Cheldin, if disabled, equal to 70% of the compensation that Mr. Cheldin would be entitled to under the agreement.  Benefits cannot be reduced from those provided to Mr. Cheldin as of December 15, 2007.  If the agreement is terminated by the Company for cause or by Mr. Cheldin for other than a breach by the Company, payments of base salary, bonus, and benefits shall cease.  Mr. Cheldin is entitled only to payments of accrued but unpaid salary and vacation for periods or partial periods that occurred prior to the date of termination.  Cause, as defined in the agreement, includes chronic alcohol or drug addiction by Mr. Cheldin, fraud or unlawful appropriation of any money or other assets or properties of the Company by Mr. Cheldin, a material breach by Mr. Cheldin of the terms of his employment agreement which is not cured within ten (10) days after the Company has given Mr. Cheldin written notice describing such material breach, the conviction of Mr. Cheldin of any felony involving moral turpitude or any other serious crime involving moral turpitude, Mr. Cheldin's gross moral turpitude relevant to his office or employment with the Company, and Mr. Cheldin's willful engagement in misconduct which is demonstrably and materially injurious to the Company.

•
If the agreement is terminated by the Company without cause or by Mr. Cheldin on account of a breach of the agreement by the Company, Mr. Cheldin is entitled to (a) immediate payment in full of his salary for the remainder of the term of the agreement, without discount or mitigation, (b) his bonus for the remainder of the term of the agreement (without giving effect to the termination), and (c) his benefits for the remainder of the term of the agreement (without giving effect to the termination).

•
The Company has the option to terminate the agreement if Mr. Cheldin becomes permanently disabled and is no longer able to perform the essential functions of his position with reasonable accommodation, provided that the Company has provided the required disability insurance benefit as part of his benefits.  The agreement terminates on the death of Mr. Cheldin, which is not considered a termination by the Company without cause.

The following table quantifies estimated payments and benefits described above to which Mr. Cheldin would be entitled to under his employment agreement if his employment had been terminated on December 31, 2007, by the Company without cause or by Mr. Cheldin on account of a breach of the agreement by the Company.

Salary	$1,487,000
Bonus	270,000
Benefits	85,180
Pension Plans	230,000
Total	$2,072,180

Lester A. Aaron -  The Company entered into an employment agreement with Lester A. Aaron that became effective on May 15, 2006.  That agreement had a term of three years.  On March 17, 2008, the Company entered into a new employment agreement with Lester A. Aaron that became effective on December 15, 2007.  The new agreement supersedes the prior employment agreements.  The agreement is for a term beginning December 15, 2007, and ending December 31, 2010.  This agreement is terminable by the Company or Mr. Aaron at any time upon written notice.  Mr. Aaron’s agreement provides for, among other things:

•	An annual base salary of no less than $199,500. The annual base salary is subject to increase from time to time at the discretion of the Board of Directors.
•
An annual bonus provided that the Company’s consolidated net income (prior to deductions for income taxes and current bonuses paid to all executive officers of Company, including Mr. Aaron, but after deducting discretionary bonuses paid to all employees) for the most recent four fiscal quarters ending prior to such payment date is equal to or greater than $4 million.  The amount of the bonus is determined by the Board of Directors, in its discretion, but it is not to be less than $49,500, less any amounts paid as a discretionary bonus since the immediately preceding January.  The agreement does not prevent the Board of Directors from electing, in its discretion, to grant a discretionary bonus in the event the net income goal of $4 million is not met.

•
Mr. Aaron is entitled to employment benefits, including holidays, personal leave, sick leave, vacation, health insurance, disability insurance, life insurance, and pension plans as provided by the Company’s policies in effect from time to time.  The disability insurance is required to be in an amount sufficient to provide compensation to Mr. Aaron, if disabled, equal to 70% of the compensation that Mr. Aaron would be entitled to under the agreement.  Benefits cannot be reduced from those provided to Mr. Aaron as of December 15, 2007.  If the agreement is terminated by the Company for cause or by Mr. Aaron for other than a breach by the Company, payments of base salary, bonus, and benefits shall cease.  Mr. Aaron is entitled only to payments of accrued but unpaid salary and vacation for periods or partial periods that occurred prior to the date of termination.  Cause, as defined in the agreement, includes chronic alcohol or drug addiction by Mr. Aaron, fraud or unlawful appropriation of any money or other assets or properties of the Company by Mr. Aaron, a material breach by Mr. Aaron of the terms of his employment agreement which is not cured within ten (10) days after the Company has given Mr. Aaron written notice describing such material breach, the conviction of Mr. Aaron of any felony involving moral turpitude or any other serious crime involving moral turpitude, Mr. Aaron's gross moral turpitude relevant to his office or employment with the Company, and Mr. Aaron's willful engagement in misconduct which is demonstrably and materially injurious to the Company.

•
If the agreement is terminated by the Company without cause or by Mr. Aaron on account of a breach of the agreement by the Company, Mr. Aaron is entitled to (a) immediate payment in full of his salary for the remainder of the term of the agreement, without discount or mitigation, (b) his bonus for the remainder of the term of the agreement (without giving effect to the termination), and (c) his benefits for the remainder of the term of the agreement (without giving effect to the termination).

•
The Company has the option to terminate the agreement if Mr. Aaron becomes permanently disabled and is no longer able to perform the essential functions of his position with reasonable accommodation, provided that the Company has provided the required disability insurance benefit as part of his benefits.  The agreement terminates on the death of Mr. Aaron, which is not considered a termination by the Company without cause.

Salary	$598,500
Bonus	148,500
Benefits	34,173
Pension Plans	138,000
Total	919,173

Option/SAR Grants in Last Fiscal Year

No stock options or stock appreciation rights were granted to any named executive officer during the year ended December 31, 2007.

Options/SAR Exercises in Last Fiscal Year and Unexercised Options/SAR at Fiscal Year End

No stock options or stock appreciation rights were exercised by any named executive officer during the year ended December 31, 2007, and no options or stock appreciation rights were held by any named executive officer at December 31, 2007.

Omnibus Stock Plan

The Company’s 1999 Omnibus Stock Plan (the “1999 Plan”) that covers 500,000 shares of the Company’s common stock (subject to adjustment in the case of stock splits, reverse stock splits, stock dividends, etc.) was adopted by the Board of Directors in March 1999 and approved by shareholders on June 4, 1999.  The 1999 Plan is divided into a Stock Option Program under which eligible persons may be granted options to purchase shares of common stock, a Stock Appreciation Program under which eligible persons may be granted the right to receive a payment in the form of cash, stock or a combination of the foregoing, and a Restricted Stock Program under which eligible persons may be issued shares of common stock directly either through an immediate purchase or as a bonus.  The 1999 Plan and each program are administered by the Board of Directors or a committee authorized by the Board and consisting of at least two directors each of whom is not an officer or employee of the Company and meets the qualifications set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.  Presently, the 1999 Plan is being administered by the Board of Directors.

Employees, consultants, advisors, and directors of the Company are eligible to participate in the 1999 Plan.  However, only employees are entitled to receive “incentive stock options” (as provided in Section 422 of the Internal Revenue Code of 1986, as amended) under the Stock Option Program.  Under the Stock Option Program, both incentive stock options and options which do not qualify as incentive stock options may be granted.  The term of an option may not exceed ten years (or five years in the case of the grant of an incentive stock option to a holder of more than ten percent (10%) of the outstanding common stock).  The exercise price per share of common stock under an option may not be less than the fair market value of the common stock on the date of the option grant.  In the case of the grant of an incentive stock option to a holder of more than 10% of the outstanding common stock, the exercise price may not be less than 110% of the fair market value of the common stock on the date of the option grant.  Under the Stock Appreciation Program, stock appreciation rights may be granted separately or in tandem with a stock option.  Stock appreciation rights entitle the holder thereof to receive upon exercise of such right without payment to the Company an amount which is not greater than the fair market value of a share of common stock on the date of exercise of the stock appreciation right over the fair market value of a share of common stock on the date of grant of the stock appreciation right.  Under the Restricted Stock Program, the Company may issue shares of its common stock directly to eligible persons for consideration consisting of cash, notes, or past services rendered by the recipient.  The purchase price of the shares may not be less than the fair market value of the Company’s common stock on the date of issue.  If a recipient terminates his or her employment or other arrangements with the Company before the shares are fully vested, then the recipient is required to surrender to the Company for cancellation all unvested shares and the Company must repay the recipient cash or cash equivalent consideration paid by him or her for those unvested shares and cancel the unpaid principal balance, if any, on any promissory notes attributable to surrender the shares.

In the event of a “change of control event” as defined in the 1999 Plan, all unvested options, stock appreciation rights and restricted stock issuances will immediately become exercisable or vest, as the case may be.  The 1999 Plan administrator may override the acceleration of these rights either in the agreement setting forth those rights or prior to the “change of control event.”  A “change of control event” occurs if (a) more than twenty percent (20%) of the Company’s common stock or combined voting power is acquired by a person or entity other than Mr. Erwin Cheldin, the Company or an employee benefit plan of the Company, but not including any acquisition directly from the Company; (b) a majority of the Company’s Board of Directors ceases to consist of the present directors or persons whose election or nomination was approved by a majority of the then incumbent Board of Directors (excluding any director who assumes his or her position as a result of an actual or threatened proxy contest); (c) the Company is reorganized, merged, or consolidated into another entity; or (d) the shareholders approve the liquidation or dissolution of the Company or the sale of all or substantially all of its assets; unless with respect to (c) or (d), after the event more than eighty percent (80%) of the common stock or the outstanding voting securities of the Company, the surviving company or the company that purchases the Company’s assets is still held by persons who were formerly the shareholders of the Company, and no person or entity other than Mr. Erwin Cheldin, the Company, any employee benefit plan of the Company or the resulting company or a twenty percent (20%) shareholder prior to the transaction holds more then twenty percent (20%) of such company’s common stock or combined voting power.

All outstanding options, stock appreciation rights and/or unvested stock issuances under the 1999 Plan will terminate upon consummation of (a) a dissolution of the Company or (b) in case no provision has been made for the survival, substitution, exchange, or other settlement of any outstanding option, stock appreciation rights and/or unvested stock issuances, a merger or consolidation of the Company with another corporation in which the shareholders of the Company immediately prior to the merger will own less than a majority of the outstanding voting securities of the surviving corporation after the merger, or a sale of all or substantially all of the assets and business of the Company to another corporation.

Equity Compensation Plan Information

The following table shows the total number of outstanding options and shares available for other future issuance of options under the Company’s equity compensation plans as of December 31, 2007.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
1999 Omnibus Stock Plan	124,650	$6.065	225,500

Equity compensation plans not approved by security holders:	0	0	0

Total	124,650	$6.065	225,500

Retirement Plans
Profit Sharing Plan

During the fiscal year ended March 31, 1986, the Company adopted the Unico American Corporation Profit Sharing Plan.  Company employees who are at least 21 years of age and have been employed by the Company for at least two years are participants in such Plan.  Pursuant to the terms of such Plan, the Company annually contributes for the account of each participant an amount equal to a percentage of the participant's eligible compensation as determined by the Board of Directors.  Participants must be employed by the Company on the last day of the plan year to be eligible for contribution.  Participants are entitled to receive distribution of benefits under the Plan upon retirement, termination of employment, death, or disability.

Money Purchase Plan

During the year ended December 31, 1999, the Company adopted the Unico American Corporation Money Purchase Plan.  This plan covers the named executive officers of the Company and George C. Gilpatrick.  Pursuant to the terms of such Plan, the Company annually contributes to the account of each participant an amount equal to a percentage of the participant's eligible compensation as determined by the Board of Directors.  However, amounts contributed to the Unico American Corporation Profit Sharing Plan will be considered first in determining the actual amount available under the Internal Revenue Service maximum contribution limits.  Participants must be employed by the Company on the last day of the plan year to be eligible for contribution.  Participants are entitled to receive distribution of benefits under the Plan upon retirement, termination of employment, death, or disability.

Report of the Audit Committee

Neither the following report of the Audit Committee nor any other information included in this Proxy Statement pursuant to Item 7(d)(3) of Schedule 14A promulgated under the Securities Exchange Act of 1934 or pursuant to Item 407(d)1-3 of Regulation S-K constitutes “soliciting material” and none of such information should be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference in any of those filings.

Management is responsible for the Company’s financial reporting process including its system of internal control and for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles (GAAP).  The Company’s independent auditors are responsible for auditing those financial statements.  Our responsibility is to monitor and oversee these processes.  It is not our duty or our responsibility to conduct auditing or accounting reviews or auditing or accounting procedures.  We are not employees of the Company; and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing.  Therefore, we have relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with GAAP and on the representations of the independent auditors included in their report on the Company’s financial statements.  Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with GAAP, that the audit of the Company’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, or that the Company’s independent accountants are in fact “independent.”

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2007, with the Company’s management.

The Audit Committee has discussed with KPMG LLP the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380).  Additionally, the Audit Committee has received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).  The Audit Committee also has discussed with KPMG LLP matters relating to their independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Members of the Audit Committee:

David A. Lewis
Warren D. Orloff
Donald B. Urfrig

RELATED PARTY TRANSACTIONS

The Company presently occupies a 46,000 square foot building located at 23251 Mulholland Drive, Woodland Hills, California, under a master lease expiring March 31, 2012. Erwin Cheldin, the Company's president, chairman, and principal stockholder, is the owner of the building.  The Company signed an extension to the lease with a 4% increase in rent effective April 1, 2007.  The lease provides for an annual gross rent of $1,025,952 through March 31, 2007, and $1,066,990 from April 1, 2007, through March 31, 2012.  In addition, the lease extension provides for two five year options with a rent increase of 5% for each option period.  The Company believes that at the inception of the lease agreement and at each subsequent extension, the terms of the lease were at least as favorable to the Company as could have been obtained from non-affiliated third parties.  The Company utilizes for its own operations approximately 100% of the space it leases.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (SEC) initial reports of ownership and reports of changes in ownership of common ctock and other equity securities of the Company.  Executive officers, directors, and greater than 10% beneficial owners are required by regulation of the SEC to furnish the Company with copies of all Section 16(a) forms they file.  To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 2007, all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than 10% beneficial owners were complied with.

APPOINTMENT OF AUDITORS

KPMG LLP has served as the Company’s independent auditors since 1996.  The Audit Committee has selected it to continue as the Company's auditors and to audit the books and other records of the Company for the year ending December 31, 2008.  A representative of KPMG LLP is expected to attend the Annual Meeting of Shareholders.  Such representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company’s financial statements for the fiscal year ended December 31, 2007, and for the reviews of the financial statements included in the Company’s quarterly reports on Forms 10-Q for the fiscal year ended December 31, 2007, were approximately $247,000.  The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company’s financial statements for the fiscal year ended December 31, 2006, and for the reviews of the financial statements included in the Company’s quarterly reports on Forms 10-Q for the fiscal year ended December 31, 2006, were approximately $225,000.

Audit Related Fees

The aggregate fees billed by KPMG LLP for professional services related to the audit of the Company’s financial statements for the fiscal years ended December 31, 2007 and 2006, exclusive of the of the fees disclosed under the section audit fees above were $17,000 and $16,500, respectively.  Audit related services in both years included fees for the audit of the Company’s Profit Sharing Plan.

Tax Fees

There were no services rendered or fees billed for tax compliance, consulting, or planning services by KPMG LLP for the year ended December 31, 2007, and for the year ended December 31, 2006.

All Other Fees

The Company was billed $0 by KPMG LLP for services related to compliance and planning during the year ended December 31, 2007, and $5,328 during the year ended December 31, 2006.

The policy of the Audit Committee is to pre-approve all audit and non-audit services provided by KPMG, LLP.

OTHER MATTERS

The Board of Directors is not aware of any business to be presented at the Annual Meeting except for the matters set forth in the Notice of Annual Meeting and described in this Proxy Statement.  Unless otherwise directed, all shares represented by proxy holders will be voted in favor of the proposals described in this Proxy Statement.  If any other matters come before the Annual Meeting, the proxy holders will vote on those matters using their best judgment.

SHAREHOLDERS’ PROPOSALS

Shareholders desiring to exercise their right under the proxy rules of the Securities and Exchange Commission to submit proposals for consideration by the shareholders at the 2009 Annual Meeting are advised that their proposals must be received by the Company no later than December 22, 2008, for inclusion in the Company’s Proxy Statement and form of proxy relating to that meeting.  If a shareholder intends to present a proposal at the 2009 Annual Meeting but does not seek inclusion of that proposal in the Proxy Statement for that meeting, the holders of proxies for that meeting will be entitled to exercise their discretionary authority on that proposal if the Company does not have notice of the proposal by March 9, 2009.

ANNUAL REPORT TO SHAREHOLDERS

The Company's 2007 Annual Report on Form 10-K includes financial statements for the year ended December 31, 2007, the year ended December 31, 2006, and the year ended December 31, 2005, and is being mailed to the shareholders along with this Proxy Statement.  The Form 10-K is not to be considered a part of the soliciting material.

                                                                                                                         By Order of the Board of Directors,

                                                                                                                         \s\ Erwin Cheldin
Erwin Cheldin
Chairman of the Board, President
and Chief Executive Officer

Woodland Hills, California
April 21, 2008

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF UNICO AMERICAN CORPORATION

The undersigned hereby constitutes and appoints LESTER A. AARON and CARY L. CHELDIN, and each of them, with full power of substitution, the proxies of the undersigned to represent the undersigned and vote all shares of common stock of UNICO AMERICAN CORPORATION (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Hilton Garden Inn at 24150 Park Sorrento, Calabasas, California 91302, on May 22, 2008, at 2:00 p.m. local time and at any adjournments thereof, with respect to the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, in the following manner.

1.     ELECTION OF DIRECTORS                                                        ☐     FOR all nominees listed                                                   ☐      WITHHOLD AUTHORITY
                                                                                                                                          (except as marked to the                                                             to vote all nominees listed below
                                           contrary below)

ERWIN CHELDIN, CARY L. CHELDIN, LESTER A. AARON, GEORGE C. GILPATRICK,
TERRY L. KINIGSTEIN, JON P. KOCOUREK, DAVID A. LEWIS, WARREN D. ORLOFF,    DONALD B. URFRIG,

INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
STRIKE A LINE THROUGH THE NOMINEE'S NAME ON THE LIST ABOVE.

2.	IN ACCORDANCE WITH THEIR BEST JUDGMENT, with respect to any other matters which may properly come before the meeting and any adjournment or adjournments thereof.

Please sign and date on reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN.  When this proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with the choices specified herein.  IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES.

DATED:_________________________________________, 2008

_____________________________________________________
 (Signature)

_____________________________________________________
 (Signature if jointly held)

Please date and sign exactly as your name or names appear herein.  If more than one owner, all should sign.  When signing as attorney, executor, administrator, trustee or guardian, give your full title as such.  If the signatory is a corporation or partnership, sign the full corporate or partnership name by its duly authorized officer or partner.

PLEASE COMPLETE, SIGN, AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.